As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2394628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 S. Sierra Ave., Suite 100 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

ClearPoint Neuro, Inc. Seventh Amended and Restated 2013 Incentive Compensation Plan
(Full title of the plan)

Ellisa Cholapranee
General Counsel and Secretary
120 S. Sierra Ave., Suite 100
Solana Beach, California 92075
(Name and address of agent for service)

(888) 287-9109
(Telephone number, including area code, of agent for service)

With copies to:
John Tishler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA, 92130-4092
(858) 720-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, ClearPoint Neuro, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the ClearPoint Neuro, Inc. Seventh Amended and Restated 2013 Incentive Compensation Plan (the “Incentive Compensation Plan”).

In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the following registration statements on Form S-8 related to the Incentive Compensation Plan filed with the Securities and Exchange Commission (the “SEC”), except for Item 8 (Exhibits), and in each case as modified or superseded pursuant to Rule 412 under the Securities Act of 1933:

•
Registration Statement No. 333-290033, filed with the SEC on September 4, 2025;
•
Registration Statement No. 333-279454, filed with the SEC on May 16, 2024;
•
Registration Statement No. 333-265349, filed with the SEC on June 1, 2022;
•
Registration Statement No. 333-238907, filed with the SEC on June 3, 2020;
•
Registration Statement No. 333-220783, filed with the SEC on October 3, 2017;
•
Registration Statement No. 333-206432, filed with the SEC on August 17, 2015; and
•
Registration Statement No. 333-191908, filed with the SEC on October 25, 2013.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to our quarterly report on Form 10-Q, filed on May 11, 2012; File No. 000-54575).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 8, 2015).

4.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.3 to the Company's Registration Statement on Form S-1 filed on August 2, 2016).

4.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 12, 2020).

4.5

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 25, 2023).

4.6

Fourth Amended and Restated Bylaws of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on December 14, 2022).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1*	Consent of Cherry Bekaert LLP
23.2*	Consent of Cherry Bekaert LLP
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1(a)	ClearPoint Neuro, Inc. Seventh Amended and Restated 2013 Incentive Compensation Plan
99.1(b)	Form of Incentive Stock Option Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.53 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2013).

99.1(c)	Form of Non-Qualified Stock Option Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.54 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2013).
99.1(d)

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on August 12, 2019).

99.1(e)	Form of Restricted Share Award Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on August 12, 2019).
99.1(f)	Form of Restricted Share Unit Award Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.38 to the Company's Annual Report on Form 10-K filed on March 1, 2023).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on the 20th day of May, 2026.

CLEARPOINT NEURO, INC.

By:	/s/ Joseph M. Burnett
Joseph M. Burnett
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Joseph M. Burnett and Danilo D’Alessandro and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph M. Burnett	President, and Chief Executive Officer and Director	May 20, 2026
Joseph M. Burnett	(Principal Executive Officer)

/s/ Danilo D’Alessandro	Chief Financial Officer	May 20, 2026
Danilo D’Alessandro	(Principal Financial and Accounting Officer)

/s/ R. John Fletcher	Chairman and Director	May 20, 2026
R. John Fletcher

/s/ Lynnette C. Fallon	Director	May 20, 2026
Lynnette C. Fallon

/s/ B. Kristine Johnson	Director	May 20, 2026
B. Kristine Johnson

/s/ Matthew B. Klein	Director	May 20, 2026
Matthew B. Klein

/s/ Linda M. Liau	Director	May 20, 2026
Linda M. Liau

/s/ Timothy T. Richards	Director	May 20, 2026
Timothy T. Richards